Exhibit 99.1
CONTACT:	Julie Lorigan Senior Vice President, Investor and Media Relations (781) 741-7775

Stacy Berns/Melissa Jaffin — Investor/Media Relations Berns Communications Group (212) 994-4660
TALBOTS REPORTS FOURTH QUARTER AND FISCAL YEAR 2008 RESULTS
Company Announces New $150 Million Secured Revolving Loan Facility
-Enhances Liquidity and Increases Financial Support to Facilitate
Continued Implementation of Strategic Plan
          Hingham, MA, April 13, 2009 — The Talbots, Inc. (NYSE:TLB) today announced results for the fourth quarter and fiscal year ended January 31, 2009. Talbots also announced that Aeon Co., Ltd., which through its wholly owned subsidiary is the Company’s majority shareholder, has provided Talbots a new $150 million secured revolving loan facility. This new loan supplements the Company’s existing $215 million committed working capital facilities. The Company also announced that it is in discussions and has signed a non-binding letter of intent with Li & Fung Limited, the global sourcing and trading firm based in Hong Kong, to mutually explore a potential relationship for Li & Fung Limited to become Talbots primary global sourcing agent.
          Fourth quarter net loss from continuing operations was $136.3 million or $2.55 per share, including special items, compared to last year’s net loss of $10.3 million or $0.19 per share. Special items include:
•	Total restructuring charge of $7.6 million, or $0.14 per share, the vast majority of which is severance related to the Company’s recent downsizing;

•	Non-cash charge of $0.3 million, or $0.01 per share, related to asset impairments.
          Excluding these special items, the Company’s fourth quarter adjusted net loss from continuing operations was $128.4 million or $2.40 per share compared to last year’s adjusted net loss of $7.1 million or $0.13 per share on a comparable basis.
          Also included in the Company’s fourth quarter net loss from continuing operations was a non-cash charge of $66.0 million or $1.23 per share related to a valuation allowance against net deferred tax assets as required under SFAS No.109, “Accounting for Income Taxes.”

          Fiscal year 2008 net loss from continuing operations was $144.5 million or $2.70 per share, including special items, compared to last year’s breakeven net income per share. Special items include:
•	Total restructuring charge of $17.8 million, or $0.33 per share, including severance and professional consulting fees;

•	Non-cash charge of $2.8 million, or $0.05 per share, related to asset impairments.
          Excluding these special items, the Company’s fiscal year 2008 adjusted net loss from continuing operations was $123.9 million or $2.32 per share compared to last year’s net income of $0.3 million or $0.00 per share on a comparable basis.
          Also included in the Company’s full year net loss from continuing operations was a non-cash charge of $66.0 million or $1.23 per share related to a valuation allowance against net deferred tax assets as required under SFAS No.109, “Accounting for Income Taxes.”
          Trudy F. Sullivan, Talbots President and Chief Executive Officer, commented, “Our fourth quarter results were affected by the steep decline in consumer spending resulting from the deterioration in U.S. economic conditions. We are, however, proud of the bold actions we are taking not just to adjust to the economic downturn, but to do so in a way that positions the Company to be stronger and better when the recovery occurs. Our priority during these difficult times will continue to be addressing those areas within our control, including streamlining our business and tight management of our costs and inventory, while continuing with an acute focus on those measures which improve our cash flow and liquidity.”
          “As such, we greatly appreciate Aeon’s ongoing financial support and confidence in the overall strategic direction of our Company. With the addition of this new $150 million revolving loan facility, we have significantly added to our liquidity, which will help us navigate through these most turbulent times, and to further support the implementation of our long-range plan designed to reinvigorate our brand and return Talbots to profitable growth.”
          The Company stated that the new $150 million secured revolving loan facility will be used for general corporate and working capital purposes, including vendor payments. This new revolving loan facility is in addition to the Company’s existing $215 million committed working capital facilities.
          Under the new revolving loan facility, interest on the outstanding principal will be set at one-month LIBOR plus 600 basis points, with interest payable on the last day of each month in arrears. The facility is secured by the Company’s charge card receivables and will be secured by mortgages on its Hingham, MA headquarters facility and its Lakeville, MA distribution facility. Amounts under the facility may be borrowed, prepaid, and re-borrowed prior to maturity. An upfront loan facility commitment fee of 1% will be payable at initial draw down. Funding is subject to lien and mortgage recordings and certain existing lender waivers, among other customary conditions. The facility also provides for prepayment and maturity in the event of certain qualified transactions, such as certain asset securitizations and asset collateralization. This new working capital revolving loan facility matures April 17, 2010 and has no financial covenants.
Key Actions to Date
Improved liquidity
•	Obtained new $150 million secured working capital revolving loan facility with Aeon Co., Ltd., the Company’s indirect majority shareholder;

•	Refinanced $200 million term loan to a semi-annual interest-only loan with Aeon Co., Ltd., maturing in 2012, and paid off the J. Jill acquisition debt in full;

•	Eliminated all financial covenant tests under all credit facilities;

•	Converted $165 million working capital facilities to committed facilities;

•	Obtained $50 million subordinated term loan from Aeon (U.S.A), Inc.;

•	Aeon provided guaranty of each of the Company’s existing working capital facilities and revolving loan credit facilities;

•	Suspended the quarterly dividend and froze the defined benefit pension plans.
Implemented SG&A savings initiatives
•	Implemented new $150 million Expense Reduction Program with approximately $100 million savings expected in fiscal 2009.
•	Reduced Payroll and benefits by approximately $50 million through the following initiatives:
•	Reduction of corporate headcount in June 2008 of approximately 9% and an additional 17% reduction of corporate headcount in February 2009;

•	Continued rationalization of hourly workforce in stores, distribution center and call center;

•	Change in employee related benefits, including freezing pension plans, suspending matching contributions to the 401(k) plan, increasing employee healthcare contributions and eliminating 2009 merit increases across entire organization;
•	Broad-based, non-employee/overhead actions expected to result in cost savings of approximately $50 million in fiscal 2009.

Enhanced operating efficiency
•	Maintained merchandise gross margin in fiscal 2008 to essentially flat with last year, even with the significant decline in the fourth quarter. This was accomplished through(i) better product flow and content, (ii) leaner inventory posture, (iii) a strategic change in promotional cadence to monthly markdowns versus historical four clearance events, and (iv) adoption of a price optimization tool;

•	Talbots ended fiscal 2008 with total inventory on a continuing operating basis of $207 million, down 21% compared to prior year;

•	Exited non-core concepts, Talbots Kids, Talbots Mens and Talbots U.K. operations;

•	Pursuing the sale of the J. Jill brand to focus exclusively on the core Talbots brand female consumer;

•	Identified approximately 16 Talbots locations to close in fiscal 2009, with ongoing scrutiny of the entire store portfolio;

•	Started discussions with Li & Fung Limited to become Talbots primary global sourcing agent (as further detailed below).
          The Company also announced that it is in discussions and has signed a non-binding letter of intent with Li & Fung Limited, the global sourcing and trading firm based in Hong Kong, to mutually explore a potential relationship for Li & Fung Limited to become Talbots primary global sourcing agent. Talbots believes that a partnership with Li & Fung could create significant benefits by simplifying its sourcing processes, reducing operating expenses and potentially further reducing its cost of goods sold by leveraging Li & Fung’s extensive and diverse global network of vendors.
          Ms. Sullivan concluded, “The current economic environment is the most challenging we have faced in the Company’s greater than 60 year history. Nevertheless, throughout 2009 we will remain customer focused as we continue with the evolution of our brand while operating in a most conservative manner. We remain firm in our conviction in Talbots long-term strategic plan and steadfast in our commitment to reenergize the brand and believe we will be better positioned for success on the top and bottom line when the environment improves.”
Other Disclosures
          The Company has completed the impairment testing of the Talbots brand intangible assets and has determined that no impairment of Talbots brand intangible assets is required at this time.
          The Company has recorded a full valuation allowance of its deferred tax assets based on SFAS No. 109. As a result, the Company’s full year 2008 income taxes reflect the establishment of a valuation allowance for the majority of its net deferred tax assets.

          The establishment of a valuation allowance does not have an impact on the Company’s cash position and does not preclude the Company from using its loss carryforwards, tax credits or other deferred tax assets in the future to reduce future taxable income.
(See attached tables for reconciliation of reported and adjusted results and comparison to prior year.)
Sales Results from Continuing Operations
          As previously reported, total sales for the thirteen weeks ended January 31, 2009 were $327.9 million compared to last year’s sales of $427.7 million. Retail store sales for the thirteen weeks were $278.7 million compared to $361.2 million last year. Comparable store sales declined 24.6% for the thirteen week period.
          Direct marketing sales for the thirteen-week period were $49.2 million, including catalog and Internet, compared to $66.5 million last year.
          Net sales for the fifty-two weeks ended January 31, 2009 were $1,495.2 million compared to $1,708.1 million reported for the fifty-two weeks ended February 2, 2008. Retail store sales were $1,261.5 million compared to $1,445.4 million last year. Comparable store sales declined 14.2% for the fifty-two week period.
          Direct marketing sales for the fifty-two week period, including catalog and Internet, were $233.7 million compared to $262.7 million for the same period reported last year.
Results from Discontinued Operations
          Fourth quarter net loss from discontinued operations was $230.2 million or $4.30 per share, including impairment and restructuring charges of approximately $136.6 million or $2.55 per share, compared to last year’s net loss of $161.1 million or $3.03 per share on a comparable basis, including impairment and restructuring charges of approximately $142.9 million or $2.69 per share. The Company established a full valuation allowance for its net deferred tax assets during the quarter and, as a result, reversed any income tax benefits we had recorded in the prior three quarters.
          Full year 2008 net loss from discontinued operations was $416.1 million or $7.79 per share, including impairment and restructuring charges of approximately $346.3 million or $6.48 per share and a deferred tax valuation allowance of $129.5 million or $2.42 per share, compared to last year’s net loss of $188.9 million or $3.56 per share on a comparable basis, including impairment and restructuring charges of approximately $134.0 million or $2.53 per share.

Forward Outlook for Continuing Operations
          The substantial volatility and continued uncertainty in U.S. economic conditions results in limited visibility and increases the difficulty in forecasting operating performance. Therefore, the Company is not providing fiscal 2009 annual guidance. At this time, Talbots expects the current weakness in consumer traffic and spending to continue through fiscal 2009, particularly in the first half of the year, and has planned accordingly with lean inventories and ongoing disciplined cost management.
          However, the Company is providing outlook for first quarter fiscal 2009 and currently expects a loss per share from continuing operations to be in the range of $0.47 to $0.52, excluding restructuring and impairment charges, compared to last year’s earnings per share of $0.35 on a comparable basis. This range of expectations assumes a continuation of the negative comparable store sales trends at approximately the same levels as experienced in the fourth quarter of fiscal 2008.
Conference Call Details
          As previously announced, Talbots will host a conference call today, April 13, 2009 at 5:00 p.m. local time to discuss fourth quarter and fiscal 2008 results. To listen to the live call, please dial 866-336-2423, passcode “TLB” or log on to www.thetalbotsinc.com/ir/ir.asp. The call will be archived on its web site www.thetalbotsinc.com for a period of twelve months. In addition, an audio replay of the call will be available shortly after its conclusion and archived through April 15, 2009. This archived call may be accessed by dialing (800) 642-1687; passcode 94186840.
          The Talbots, Inc. is a leading specialty retailer and direct marketer of women’s apparel, shoes and accessories. At the end of fiscal 2008, the Company operated stores in 870 locations in 47 states, the District of Columbia, and Canada, with 587 locations under the Talbots brand name and 283 locations under the J. Jill brand name. Talbots brand on-line shopping site is located at www.talbots.com and the J. Jill brand on-line shopping site is located at www.jjill.com.
Cautionary Statement and Certain Risk Factors to Consider
          In addition to the information set forth in this press release, you should carefully consider the risk factors and risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as in this press release below.
          This press release contains forward-looking information within the meaning of The Private Securities Litigation Reform Act of 1995. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “look,” “believe,” “anticipate,” “outlook,” “will,” “would,” “should,” “guidance,” or similar statements or variations of such terms.
          All of the information concerning our financial outlook and prospects, future access to credit facilities, future cash flows and cash needs, and other future financial performance or financial position, constitutes forward-looking information. Our forward-looking statements are based on a series of expectations, assumptions, estimates and projections about our Company, are not guarantees of future results or performance, and involve substantial risks and uncertainty, including assumptions and projections concerning our regular-price and markdown selling, operating cash flows, liquidity, and funds available under our credit facilities for all forward periods. All of our forward-looking statements are as of the date of this release only.
          The Company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. The Company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.
          An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this press release or included in our periodic reports filed with the Securities and Exchange Commission could materially and adversely affect our continuing operations and our future financial results, cash flows, prospects, and liquidity.
          Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including the following risks and uncertainties:
•	the material impact on our business, continuing operations and financial results of the significant deterioration in the U.S. economic environment, including continued substantial negative impact on consumer discretionary spending and , if such economic conditions continue or worsen can be expected to continue to have an increasing impact on our business, continuing operations, liquidity, and results of operations;

•	the Company’s decision concerning, and the risks and uncertainties associated with, the decision to pursue a sale or disposition of the J. Jill brand business, including the timing, ultimate consummation, consideration which may be received, and other terms of any such sale or disposition;

•	the ability to access, on satisfactory terms or at all, adequate, additional financing and sources of liquidity necessary to fund our business and continuing operations and to obtain further increases in our credit facilities as may be needed from time to time;

•	satisfaction of all borrowing conditions under our working capital credit facilities, including accuracy of all representations and warranties, no events of default, absence of material adverse effect or change, and all other borrowing conditions;

•	satisfaction of all conditions under new secured facility;

•	ability to obtain extensions of our commitment dates and maturity dates of our existing credit facilities;

•	consummation of any sourcing transactions;

•	risk of ability to purchase merchandise on open account purchase terms at existing payment terms and expected levels, and risks and uncertainties in connection with any need to source merchandise from alternate vendors;

•	risk of impairment of goodwill and other intangible and long-lived assets;

•	any disruption in our supply of merchandise;

•	ability to reduce spending as needed;

•	ability to achieve our 2009 financial plan for operating results, working capital and cash flows;

•	the risk of continued compliance with NYSE continued listing conditions, including thirty day average $1 trading price and $75 million market capitalization and stockholders’ equity, and other continued listing conditions;

•	future store closings and success of and necessary funding for closing underperforming stores;

•	ability to successfully execute, fund and achieve the benefits from our strategic initiatives and restructuring and cost savings initiatives;

•	ability to accurately forecast future sales, cash flows and other future financial results;

•	customer acceptance of our new merchandise offerings including our spring, summer and other seasonal fashions.
          In each case, actual results may differ materially from such forward-looking information. Any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such statements in or accompanying this release.
          Certain other factors which may impact our continuing operations, prospects, financial results and liquidity or which may cause actual results to differ from such forward-looking statements are also discussed or included in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the Talbots website at www.thetalbotsinc.com under “Investor Relations”. You are urged to carefully consider all such factors.
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(tables to follow)

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THIRTEEN AND FIFTY-TWO WEEKS ENDED JANUARY 31, 2009 AND FEBRUARY 2, 2008
Amounts in thousands except per share data

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 31,	February 2,	January 31,	February 2,
	2009	2008	2009	2008

Net Sales	$327,912	$427,681	$1,495,170	$1,708,115

Costs and Expenses
Cost of sales, buying and occupancy	280,068	300,531	1,049,785	1,143,309
Selling, general and administrative	140,692	128,779	523,136	523,286
Restructuring charges	7,645	3,710	17,793	3,710
Impairment of store assets	269	689	2,845	2,606

Operating (Loss) Income	(100,762)	(6,028)	(98,389)	35,204

Interest
Interest expense	5,083	8,332	20,589	35,400
Interest income	53	201	299	1,289

Interest Expense — net	5,030	8,131	20,290	34,111

(Loss) Income Before Taxes	(105,792)	(14,159)	(118,679)	1,093

Income Tax Expense (Benefit)	30,521	(3,837)	25,842	1,050

(Loss) Income from Continuing Operations	(136,313)	(10,322)	(144,521)	43

Loss from Discontinued Operations	(230,220)	(161,056)	(416,138)	(188,884)

Net Loss	$(366,533)	$(171,378)	$(560,659)	$(188,841)

Net (Loss) Income Per Share:

Basic (loss) income per share from continuing operations	$(2.55)	$(0.19)	$(2.70)	$—
Basic loss per share from discontinued operations	(4.30)	(3.03)	(7.79)	(3.56)

Basic loss per share	$(6.85)	$(3.22)	$(10.49)	$(3.56)

Diluted (loss) income per share from continuing operations	$(2.55)	$(0.19)	$(2.70)	$—
Diluted loss per share from discontinued operations	(4.30)	(3.03)	(7.79)	(3.56)

Diluted loss per share	$(6.85)	$(3.22)	$(10.49)	$(3.56)

Weighted Average Number of Shares of Common Stock Outstanding:

Basic	53,512	53,085	53,436	53,006

Diluted	53,512	53,085	53,436	53,006

Cash Dividends Paid Per Share	$0.13	$0.13	$0.52	$0.52

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
JANUARY 31, 2009 AND FEBRUARY 2, 2008
Amounts in thousands

	January 31,	February 2,
	2009	2008

Cash and cash equivalents	$16,718	$25,476
Customer accounts receivable — net	169,406	210,853
Merchandise inventories	206,593	262,603
Other current assets	67,094	68,897
Assets held for sale — current	109,966	84,018

Total current assets	569,777	651,847

Property and equipment — net	277,363	329,360
Goodwill	35,513	35,513
Trademarks	75,884	75,884
Other assets	12,756	30,545
Assets held for sale — long-term	—	379,830

TOTAL ASSETS	$971,293	$1,502,979

Accounts payable	$122,034	$143,611
Accrued income taxes	—	4,829
Accrued liabilities	148,356	151,476
Notes payable to banks	148,500	—
Current portion of long-term debt	70,377	80,650
Liabilities held for sale — current	94,190	62,478

Total current liabilities	583,457	443,044

Long-term debt less current portion	238,000	308,377
Related party debt	20,000	—
Deferred rent under lease commitments	115,282	116,897
Deferred income taxes	28,456	5,646
Other liabilities	169,195	144,672
Liabilities held for sale — long-term	—	29,564
Stockholders’ (deficit) equity	(183,097)	454,779

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$971,293	$1,502,979

THE TALBOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
Amounts in thousands

	Year Ended
	January 31,	February 2,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(560,659)	$(188,841)
Loss from discontinued operations, net of tax	(416,138)	(188,884)

Net (loss) income from continuing operations	(144,521)	43
Depreciation and amortization	84,526	88,940
Impairment of store assets	2,845	2,606
Deferred and other items	53,536	13,432
Changes in:
Customer accounts receivable	41,156	(6,119)
Merchandise inventories	41,325	40,469
Accounts payable	(20,898)	38,085
Accrued income taxes	(4,308)	(655)
All other working capital	(37,401)	36,907

	16,260	213,708

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to property and equipment	(44,698)	(57,597)
Proceeds from disposal of property and equipment	2,555	—

	(42,143)	(57,597)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (payments) from working capital notes payable, net	148,500	(45,000)
Proceeds from long-term borrowings	20,000	—
Payments on long-term borrowings	(80,502)	(80,469)
Proceeds from options exercised	887	1,550
Excess tax benefit from options exercised	—	347
Payment of debt issuance costs	(865)	—
Cash dividends	(28,752)	(28,363)
Purchase of treasury stock	(1,505)	(521)

	57,763	(152,456)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(464)	1,424

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Operating activities	(20,119)	11,677
Investing activities	(18,684)	(27,215)
Effect of exchange rate changes on cash	(154)	12

	(38,957)	(15,526)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7,541)	(10,447)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	24,280	34,819
INCREASE IN CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS	(188)	(92)

CASH AND CASH EQUIVALENTS, END OF PERIOD	$16,551	$24,280

THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of income tax expense from continuing operations on a GAAP basis (unaudited)
Amounts in thousands except per share amounts

Reconciliation of income tax expense from continuing	For the 13 weeks ended		For the 52 weeks ended
operations on a GAAP basis:	January 31, 2009		January 31, 2009
Loss from continuing operations before taxes	$(105,792)	$(1.98)	$(118,679)	$(2.22)
Less income tax benefit (expense):
Tax benefit from continuing operations	35,454	0.66	40,133	0.75
Deferred tax valuation allowance from continuing operations	(65,975)	(1.23)	(65,975)	(1.23)

Total income tax (expense)	(30,521)	(0.57)	(25,842)	(0.48)

Loss from continuing operations after taxes	$(136,313)	$(2.55)	$(144,521)	$(2.70)

SEC Regulation G
THE TALBOTS, INC. AND SUBSIDIARIES
Reconciliation of GAAP presentation net (loss) income to non-GAAP net (loss) income from continuing operations (unaudited)
Amounts in thousands except per share amounts

	For the 13 weeks ended		For the 13 weeks ended
	January 31, 2009		February 2, 2008
Loss from continuing operations after taxes	$(136,313)	$(2.55)	$(10,322)	$(0.19)
Impact of restructuring charges, net of taxes in fiscal 2007	7,645	0.14	2,705	0.05
Impact of asset impairments, net of taxes in fiscal 2007	269	0.01	502	0.01

Loss from continuing operations before restructuring and impairment charges, after taxes	$(128,399)	$(2.40)	$(7,115)	$(0.13)

	For the 52 weeks ended		For the 52 weeks ended
	January 31, 2009		February 2, 2008
Loss (income) from continuing operations after taxes	$(144,521)	$(2.70)	$43	$0.00
Impact of restructuring charges, net of taxes in fiscal 2007	17,793	0.33	145	0.00
Impact of asset impairments, net of taxes in fiscal 2007	2,845	0.05	102	0.00

(Loss) income from continuing operations before restructuring and impairment charges, after taxes	$(123,883)	$(2.32)	$290	$0.00